Changes of Independent Registered Public Accounting Firm
On January 31, 2024, the Audit Committee of the Trust’s Board of Trustees dismissed PricewaterhouseCoopers LLP (“PwC”) as its independent registered public accounting firm for the fiscal year ended March 31, 2024.
PwC’s report on the financial statements of the Wilshire Private Assets Tender Fund (formerly the Delaware Wilshire Private Markets Tender Fund) for the fiscal period ended March 31, 2023, did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. The Fund was started on March 3, 2023; therefore, a report does not exist prior to March 31, 2023.
For the stub period March 3, 2023 through March 31, 2023 and the subsequent interim period through January 31, 2024, there have been no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreement in connection with its report on the financial statements. In addition, there have been no reportable events of the kind described in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934.
The Fund requested that PwC furnish it with a letter addressed to the U.S. Securities and Exchange Commission (the “SEC”) stating PwC agrees with the statements. A copy of the letter from PwC to the SEC is filed as an Exhibit to this Form N-CSR.
On March 26, 2024, the Audit Committee of the Trust’s Board of Trustees approved the appointment of Cohen & Company, Ltd. (“Cohen”) as the Trust’s independent registered public accounting firm for the fiscal year ended year ended March 31, 2024. For the stub period March 3, 2023 through March 31, 2023 and the subsequent interim period through March 26, 2024, neither the Fund, nor anyone on its behalf, consulted with Cohen on items which: (1) concerned the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Fund’s financial statements, and no written report or oral advice was provided to the Fund that Cohen concluded was an important factor considered by the Fund in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) concerned the subject of a disagreement (as defined in paragraph (a)(1) (iv) of Item 304 of Regulation S-K) or reportable events (as described in paragraph (a)(1)(v) of said Item 304).

June 7, 2024

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Wilshire Private Assets Tender Fund (formerly Delaware Wilshire Private Markets Tender Fund), (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 19 (a)(4) of Form N-CSR of Wilshire Private Assets Tender Fund dated June 7, 2024.  We agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

Attachment
Changes of Independent Registered Public Accounting Firm
On January 31, 2024, the Audit Committee of the Trust’s Board of Trustees dismissed PricewaterhouseCoopers LLP (“PwC”) as its independent registered public accounting firm for the fiscal year ended March 31, 2024.
PwC’s report on the financial statements of the Wilshire Private Assets Tender Fund (formerly the Delaware Wilshire Private Markets Tender Fund) for the fiscal period ended March 31, 2023, did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. The Fund was started on March 3, 2023; therefore, a report does not exist prior to March 31, 2023.
For the stub period March 3, 2023 through March 31, 2023 and the subsequent interim period through January 31, 2024, there have been no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreement in connection with its report on the financial statements. In addition, there have been no reportable events of the kind described in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934.
The Fund requested that PwC furnish it with a letter addressed to the U.S. Securities and Exchange Commission (the “SEC”) stating PwC agrees with the statements. A copy of the letter from PwC to the SEC is filed as an Exhibit to this Form N-CSR.
On March 26, 2024, the Audit Committee of the Trust’s Board of Trustees approved the appointment of Cohen & Company, Ltd. (“Cohen”) as the Trust’s independent registered public accounting firm for the fiscal year ended year ended March 31, 2024. For the stub period March 3, 2023 through March 31, 2023 and the subsequent interim period through March 26, 2024, neither the Fund, nor anyone on its behalf, consulted with Cohen on items which: (1) concerned the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Fund’s financial statements, and no written report or oral advice was provided to the Fund that Cohen concluded was an important factor considered by the Fund in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) concerned the subject of a disagreement (as defined in paragraph (a)(1) (iv) of Item 304 of Regulation S-K) or reportable events (as described in paragraph (a)(1)(v) of said Item 304).